EXHIBIT 10.1

STOCK PURCHASE AGREEMENT AMONG
POWIN CORPORATION, POWIN INDUSTRIES, SA de CV
AND ROLLAND HOLDING COMPANY, LLC

This Stock Purchase Agreement ("Agreement") is made and entered into on the dates set forth below, but effective  October 3, 2016 (the "Effective Date"), by and among Rolland Holding Company, LLC, a Texas limited liability company, represented herein by Richard A. Rolland, its Manager, duly authorized by the Unanimous Consent of its Managers dated October 3, 2016, a copy of which is attached hereto ("RHC"), Powin Corporation, a Nevada corporation, represented herein by Joseph Lu, its  Chairman, duly authorized by Consent Action in Lieu of a Meeting of the Board of Directors of Powin Corporation, a copy of which is attached hereto ("Powin Corporation"), and Powin Industries, SA de CV, a corporation organized under the laws of Mexico, represented herein by Jorge Orozco, its legal representative, duly authorized by Notaria Publica No. 10 represented by the lawyer Fernando Antonio Salinas Martinez, a copy of which is attached hereto ("Powin Mexico").

RECITALS

A.          Powin Corporation is the owner of record and beneficially of ninety-nine (99) shares of Series A common stock of Powin Mexico, being ninety-nine percent (99%) of all of the issued and outstanding shares of the Series A common stock of Powin Mexico, and one hundred sixty-seven thousand four hundred fifty-two (167,452) shares of Series B common stock of Powin Mexico, being one hundred percent (100%) of all of the issued and outstanding shares of the Series B common stock of Powin Mexico.

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B.          Sandra Paula Rico Rains is the owner of record and beneficially of one (1) share of Series A common stock of Powin Mexico, being one percent (1%) of all of the issued and outstanding shares of the Series A common stock of Powin Mexico.

C.          Powin Corporation desires to convey, sell, transfer, assign, set over and deliver ninety-nine percent (99%) of the issued and outstanding Series A shares of common stock of Powin Mexico and one hundred percent (100%) of the issued and outstanding Series B shares of common stock of Powin Mexico (said ninety-nine percent (99%) of such Series A common stock of Powin Mexico and one hundred percent (100%) of such Series B common stock of Powin Mexico being referred to together herein as the "Shares") to RHC, and RHC desires to acquire the Shares from Powin Corporation, upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

1.           Acquisition and Transfer of Shares.

1.1          Transfer of Shares.  Powin Corporation shall convey, sell, transfer, assign, set over and deliver the Shares and RHC shall acquire the Shares from Powin Corporation on the terms and conditions, and for the purchase price set forth herein.

1.2          Purchase Price.  The purchase price for the Shares is Nine Hundred Ninety-Nine Thousand and No/100 U.S. Dollars ($999,000.00) (the "Purchase Price"), payable by RHC to Powin Mexico for the benefit of Powin Corporation as follows:

At Closing (defined below), RHC shall:

(a)          pay to Powin Corporation Ninety-Nine Thousand and No/100 U.S. Dollars ($99,000.00);

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(b)          deliver a promissory note of RHC made payable to the order of Powin Corporation, in the principal amount of One Hundred Thousand and No/100 U.S. Dollars ($100,000.00), bearing interest at a rate of four percent (4%) per annum, with principal and interest payable in twelve (12) equal monthly installments (the "Short Term Note").  The first monthly installment due under the Short Term Note shall be payable thirty (30) days following the Closing.  Interest shall begin to accrue at Closing; and

(c)          deliver a promissory note of RHC made payable to the order of Powin Corporation, in the principal amount of Eight Hundred Thousand and No/100 U.S. Dollars ($800,000.00), bearing interest at the rate of five percent (5%) per annum, with principal and interest payable in ninety-six (96) equal monthly installments (the "Balance Note"). The parties agree to renegotiate the interest rate per annum on the Balance Note, if and when the Prime Rate for the U.S. as published in the "Money Rates" section of the Wall Street Journal reaches five percent (5%) per annum (said Prime Rate being referred to herein as the "Index"). If the Prime Rate is published as a range of rates, then the Index shall be deemed to be the median of such range.  The first monthly installment due under said Balance Note shall be payable sixty (60) days following the Closing.  Interest shall not commence to accrue under said Balance Note until sixty (60) days following the Closing.

Payment of the aforesaid promissory notes shall be secured by the personal guaranty of Richard A. Rolland and RHC granting a security interest in the Shares to and in favor of Powin Corporation.

1.3          Time and Place of Closing.  The closing of the purchase and sale of the Shares provided for in this Agreement (the "Closing") shall be held at the office of RHC at 3140 Towerwood Drive, Dallas, Texas, 75234 at _______ a.m. on October 4, 2016, or such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date").

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1.4          Delivery of Shares.

At the Closing, Powin Corporation shall deliver to RHC, Powin Mexico stock certificates representing ninety-nine (99) shares of Series A common stock of Powin Mexico, being ninety-nine percent (99%) of all of the issued and outstanding Series A common stock of Powin Mexico, and representing one hundred sixty-seven thousand four hundred fifty-two shares of Series B common stock of Powin Mexico, being one hundred percent (100%) of all of the issued and outstanding Series B common stock of Powin Mexico, duly endorsed in blank for transfer on the stock record books of Powin Mexico, together with all such other documents as may be required to effect a valid transfer of such Shares by Powin Corporation, free and clear of all liens, privileges, pledges, encumbrances, security interests, charges, restrictions, rights of others, rights in rem, and adverse claims of every nature.

1.5          Accounts Receivable, Accounts Payable and IVA Account.

The parties stipulate, agree and acknowledge that, as of August 9, 2016, the difference between the amount of the Powin Mexico accounts receivable and the amount of the Powin Mexico accounts payable is equal to Thirty-Four Thousand One Hundred Eighty-Six and No/100 Dollars ($34,186.00).  The parties also stipulate, agree and acknowledge that, as of August 9, 2016, the collectible amount of the Powin Mexico IVA account balance is One Hundred Eighteen Thousand and No/100 Dollars ($118,000.00).  Powin Corporation has requested that Powin Mexico pay to Powin Corporation, the aforesaid Thirty-Four Thousand One Hundred Eighty-Six and No/100 Dollars ($34,186.00) and One Hundred Eighteen Thousand and No/100 Dollars ($118,000.00), and the parties have negotiated a compromise regarding payment of such amounts. Accordingly, the parties further agree that in addition to the Purchase Price, Powin Mexico shall pay to Powin Corporation, as additional consideration, the sum of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00), payable in four (4) equal installments of Thirty-One Thousand Two Hundred Fifty and No/100 Dollars ($31,250.00) on each of December 31, 2017, December 31, 2018, December 31, 2019, and December 31, 2020.

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1.6          Powin Mexico Indebtedness to Powin Corporation

Powin Corporation and Powin Mexico hereby agree that at least one (1) day prior to the Closing Date, the entire amount of the Powin Mexico indebtedness to Powin Corporation as reflected on the Powin Mexico balance sheet dated as of August 9, 2016 shall be converted to variable capital of Powin Mexico, so that immediately following Closing of the purchase and sale of the Shares provided for in this Agreement, and delivery to Powin Corporation of said Ninety-Nine Thousand and No/100 U.S. Dollars ($99,000.00) cash payment, the Short Term Note and the Balance Note, Powin Mexico shall have no indebtedness or other liability whatsoever to Powin Corporation.  Powin Corporation and Powin Mexico further agree that, notwithstanding the conversion of the Powin Mexico indebtedness to Powin Corporation to variable capital as provided for herein, if the Closing of the purchase and sale of the Shares provided for in this Agreement does not occur for any reason whatsoever, then the conversion of said Powin Mexico indebtedness to Powin Corporation to variable capital of Powin Mexico, shall be rescinded and reversed as if said conversion had not occurred, and the full amount of the Powin Mexico indebtedness to Powin Corporation as reflected on the Powin Mexico balance sheet dated as of August 9, 2016 shall be and remain an outstanding indebtedness of Powin Mexico to Powin Corporation.

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2.            Representations and Warranties of Powin Corporation and Powin Mexico

Powin Corporation and Powin Mexico each represent and warrant to RHC, as follows:

2.1          Organization and Standing.  Powin Mexico is a corporation duly organized, validly existing and in good standing under the laws of Mexico, with full power and authority to own, operate and lease its properties and assets and carry on its business as now being conducted.

2.2          Corporate Documents.  Attached as Exhibit "2.2" are true and correct copies of the Powin Mexico Articles of Incorporation, as amended to date, and the Stock Record Book, current to date, and copies of Powin Mexico's Bylaws, as amended to date.

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2.3          Common Stock of Powin Mexico.

The authorized common stock of Powin Mexico consists of one hundred (100) shares of Series A common stock, with par value of $500 Mexican pesos, of which one hundred (100) shares are duly and validly issued, outstanding, fully paid and non-assessable and one hundred sixty-seven thousand four hundred fifty-two (167,452) shares of Series B common stock, with par value of $500 Mexican pesos, of which one hundred sixty-seven thousand four hundred fifty-two (167,452) shares are duly and validly issued, outstanding, fully paid and non-assessable. Powin Corporation is the record owner of ninety-nine (99) shares of Series A common stock of Powin Mexico, being ninety-nine percent (99%) of all of the issued and outstanding Series A common stock of Powin Mexico, and one hundred sixty-seven thousand four hundred fifty-two (167,452) shares of Series B common stock of Powin Mexico, being one hundred percent (100%) of all of the issued and outstanding Series B common stock of Powin Mexico, free and clear of all liens, privileges, pledges, encumbrances, security interests, charges, restrictions and adverse claims of every nature.  Sandra Paula Rico Rains is the record owner of one (1) share of Series A common stock of Powin Mexico, being one percent (1%) of all of the issued and outstanding Series A common stock of Powin Mexico, free and clear of all liens, privileges, pledges, encumbrances, security interests, charges, restrictions and adverse claims of every nature. There are no outstanding options, warrants or agreements of any kind for the issuance or sale of, or outstanding securities or debt or equity instruments convertible into, any shares of capital stock of any class of Powin Mexico.  Powin Corporation has complete and unrestricted ownership of ninety-nine (99) shares of Series A common stock of Powin Mexico, being ninety-nine percent (99%) of all of the issued and outstanding Series A common stock of Powin Mexico, and one hundred sixty-seven thousand four hundred fifty-two (167,452) shares of Series B common stock of Powin Mexico, being one hundred percent (100%) of all of the issued and outstanding Series B common stock of Powin Mexico, and the unrestricted right to convey, sell, transfer, assign, set over, and deliver the Shares pursuant to this Agreement.  Upon receipt by RHC of the Shares pursuant to the terms of this Agreement, RHC shall have good, valid and marketable title to the Shares, free and clear of all liens, privileges, pledges, encumbrances, security interests (except for the security interest in favor of Powin Corporation, described in Section 1.2, above), charges, restrictions, rights of others, rights in rem, and adverse claims of every nature, and the Shares, and each portion thereof, will be, when delivered to RHC, duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all liens, privileges, pledges, encumbrances, security interests (except for the security interest in favor of Powin Corporation, described in Section 1.2, above), charges, rights of others, rights in rem, restrictions and adverse claims of every nature.

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2.4          Financial Statements.  Attached as Exhibit "2.4" are the balance sheet of Powin Mexico as of July 31, 2016, and the related statements of income and retained earnings and statement of cash flow for each of the period of January 1, 2016 through and including July 31, 2016, including in each case, the related footnotes thereto, all certified true and correct by the President of Powin Mexico (the "Financial Statements").  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year and present fairly the financial position of Powin Mexico as of the dates set forth and the results of its operations for the period and year indicated.  The Financial Statements accurately reflect all assets and liabilities of Powin Mexico and all revenues, expenses, receipts and expenditures of Powin Mexico as of the date, and for the periods ending, as described in the respective Financial Statements.  The Financial Statements do not fail to accurately disclose or include any accounts, amounts, footnotes, assets, liabilities, equity, revenues, expenses, receipts, expenditures, or any other matters whatsoever, the failure of which would render any of the Financial Statements to be incomplete, inaccurate, or misleading in any manner whatsoever.

2.5          Absences of Undisclosed Liabilities.  Except as and to the extent expressly disclosed in and reserved against in the Financial Statements, Powin Mexico has no liabilities or obligations, secured or unsecured (whether absolute or contingent) of any nature, required by generally accepted accounting principles to be disclosed in and reserved against in the Financial Statements, including the notes thereto.  Neither Powin Corporation nor Powin Mexico has any knowledge of any assertion against Powin Mexico, as of the date of this Agreement, of any material claim or liability of any nature not fully disclosed and reserved against in the Financial Statements, or any material liability of or claim of any nature against Powin Mexico arising or accruing since July 31, 2016.

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2.6          Absence of Changes.  Except as set forth on Exhibit "2.6" and as may be reflected in this Agreement, since July 31, 2016 and through the Closing Date, there have not been and shall not have been (i) any material adverse changes in the financial condition or in the operations, business, prospects, properties, assets or liabilities of Powin Mexico; (ii) any material damage, destruction, or loss to or other casualty suffered by any of the properties or assets of Powin Mexico, whether or not covered by insurance, which might adversely affect or impair the ability of Powin Mexico to conduct its business in the ordinary course; (iii) any labor trouble, strike, lockout, or other event or condition of any character related thereto which may materially and adversely affect Powin Mexico's ordinary course of business or operation of its plant and facilities in Saltillo, Mexico; (iv) any declaration, setting aside or payment of any dividend or any distribution with respect to Powin Mexico's capital stock; (v) any redemption, purchase or other acquisition by Powin Mexico of any of its capital stock; (vi) any contingent liability incurred by Powin Mexico as a guarantor or otherwise with respect to the obligations of others; (vii) any mortgage, security interest, privilege, pledge, assignment, or other encumbrance, or lien filed against, placed upon, or in effect against any of the assets or properties of Powin Mexico; (viii) any purchase, sale, or other disposition of any of the assets or properties of Powin Mexico except in the ordinary course of business; (ix) any change in or agreement to change any compensation, bonus, or other payments or remuneration payable or to become payable by Powin Mexico to any of its officers, directors, employees, or agents; (x) any expense allowance paid to any officers, directors, employees, agents, contractors or shareholder of Powin Mexico, whether in the form of an advance or loan, except for reimbursement of expenses previously incurred for reasonable expenses incurred in the ordinary course of business; or (xi) any issuance of any stock, equity, stock options or warrants or other rights to acquire any stock or equity in Powin Mexico, nor any issuance of any debt or other instruments convertible into any stock or equity in Powin Mexico.

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2.7          Conditions Affecting Powin Mexico's Business.

A.          There are no conditions with respect to the markets, facilities, assets, properties, personnel, suppliers, or business relationships of Powin Mexico which may materially and adversely affect Powin Mexico's business, prospects, or financial conditions.  Powin Mexico has received no notice of any violation of any U.S. or Mexican environmental or zoning regulation, law, statute, ordinance, rule or regulation, or any other U.S. or Mexico law, statute, ordinance, rule, or regulation with respect to its business, assets or properties, nor is Powin Mexico in violation of any applicable U.S. or Mexican environmental or zoning law, statute, ordinance, rule or regulation, or any other law, statute, ordinance, rule or regulation with respect to its business, assets or properties.  Powin Mexico is in full and complete compliance with all applicable U.S. and Mexican federal, national, state, city, and local governing laws, statutes, ordinances, rules, and regulations applicable to or affecting Powin Mexico or its business, assets or properties.

B.          Powin Corporation is in full and complete compliance with all U.S. and Mexican federal, national, state, city and local governing laws, statutes, ordinances, rules, and regulations, including without limitation, the Foreign Investment Law of Mexico, with respect to its ownership of the Powin Mexico Shares.

C.          Powin Mexico holds and possesses all necessary and appropriate licenses, permits, authorizations, consents and approvals of and from all U.S. and Mexican governmental and quasi-governmental authorities, boards, commissions, departments and agencies for operation of its business, manufacture of its products and performance of its services, and all such licenses, permits, authorizations, consents and approvals are current, in good standing, have been validly and duly issued, and are in full force and effect.

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2.8          Receivables.  All accounts receivable of Powin Mexico are set forth on the Powin Mexico balance sheet dated July 31, 2016, and are valid, represent obligations for services performed or products sold prior to July 31, 2016, and were obtained in the ordinary course of business.  Accounts receivable of Powin Mexico as of the Closing Date are the same as the accounts receivable as of July 31, 2016, excepting only additions and reductions thereto made in the ordinary course of business after July 31, 2016.

2.9          Real Property.  Powin Mexico does not own any real property.  The only lease to which Powin Mexico is bound or is a party, is that certain Lease Agreement by and between Powin Pacific Properties, LLC and Powin Industries, SA DE CV dated June 1, 2011 (the "Lease") of that certain space known as Enrique Martinez y Martinez #653 Col. Genaro Vazquez, Saltillo Cochuila, Mexico (the "Saltillo Facility").  Said Lease has not been heretofore amended, and is valid and in full force and effect in accordance with its terms.  There is no default or claimed default under the Lease. There does not exist any event or condition which, with notice or lapse of time or both, would constitute a default of the Lease.  The parties agree that as an additional consideration for Closing, Powin Corporation shall cause its subsidiary, Lu Pacific Properties, LLC, to execute a new lease with Powin Mexico, of the Saltillo Facility, for a five (5) year primary term with one (1) option to renew for an additional five (5) years, with a monthly rental of Twelve Thousand One Hundred Thirty-Three and No/100 Dollars ($12,133.00) during the primary term and said option term, and on such other terms and conditions acceptable to RHC, in its reasonable discretion (the "New Lease").

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2.10        Personal Property.  Powin Mexico has good and marketable title to all of its assets, including without limitation, all of its personal property, equipment, materials, inventory, raw materials, work in progress, finished goods, and leasehold improvements, free and clear of all mortgages, security interests, privileges, pledges, liens, conditional sales agreements, charges, rights of others, rights in rem, or other encumbrances.

2.11         Records.  Complete and accurate business records of Powin Mexico, including general ledgers, Financial Statements, all U.S. or Mexican federal, national, local, city, and other tax returns, asset records, stock record books, organizational documents, and all amendments thereto, minutes of directors' meetings, minutes of shareholder meetings, and personnel records have been maintained by Powin Mexico in all material respects.  All forms and records have been prepared, completed, maintained and filed in all material respects in accordance with all applicable U.S. or Mexican federal, national, city, state, and other laws, rules, ordinances and regulations.

2.12        Tradenames, Trademarks, Copyrights.  Exhibit "2.12" is a true and complete listing of all licenses, tradenames, trademarks, service marks, copyrights, and the registrations therefor, owned or used by Powin Mexico, and a brief description of each. Powin Mexico has not infringed, and is not now infringing upon, nor is it in violation of, any trademark, tradename, service mark or copyright belonging to any other person or entity.  Except as set forth in Exhibit "2.12", Powin Mexico is not a party to any other agreement or arrangement, whether as a licensor, licensee, or otherwise, with respect to any trademark, tradename, service mark or copyright used by Powin Mexico.  Powin Mexico's business is and may continue to be conducted without any necessary license, permit or approval by others for the use of any tradename, trademark, service mark or copyright.

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2.13        Litigation and Labor Matters.  There is no suit, action, arbitration, mediation, legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of Powin Corporation and Powin Mexico, threatened against Powin Mexico.  No labor disputes, strikes or lockouts are pending or threatened against Powin Mexico, nor is unionization threatened at Powin Mexico. Powin Mexico is not subject to any order, writ, injunction, or decree of any U.S. or Mexican federal, national, state, city or local court, department or agency, or instrumentality.  Powin Mexico has complied in all material respects with all applicable laws, rules, and regulations relating to the employment of labor, including laws relative to wages, hours, employee benefits, and the payment or withholding of taxes for its employees.

2.14        Contracts and Agreements.

A.          Exhibit "2.14" is a complete and accurate list of all contracts, agreements, commitments and understandings, written or oral, to which Powin Mexico is a party or is bound (collectively, "Contracts"), including without limitation, supplier contracts, labor union or collective bargaining agreements, benefit programs for Powin Mexico employees, including retirement, welfare, hospitalization, surgical, dental, and major medical group and individual insurance, deferred compensation, bonus, vacation pay, severance pay, or other fringe benefit arrangement, agreement, policy, practice or custom, any purchase contract or purchase commitment in excess of Ten Thousand and No/100 U.S. Dollars ($10,000.00), agreements calling for the payment or receipt of royalties or license fees of any nature or which involve the license of intangible property, and any lease of equipment, machinery or other personal property of any kind involving aggregate payments in excess of Ten Thousand and No/100 U.S. Dollars ($10,000.00).  There are no Contracts to which Powin Mexico is bound, which are not terminable by will, without penalty, upon thirty (30) days' notice.  There are no purchase contracts, purchase orders, or purchase commitments to which Powin Mexico is bound, other than in the ordinary course of business.

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B.          Except as set forth in Exhibit "2.14", all Contracts are presently valid, existing and in full force and effect, and there is no material default by Powin Mexico or the written claim of default by any party thereto, or any threatened cancellation thereof known to Powin Corporation.

C.          There are no employment agreements or other contracts with respect to any officers, directors, or employees of Powin Mexico.

2.15        Taxes.  Powin Mexico has paid in full all taxes, interest, penalties and assessments (general or special) shown to be due on tax returns and reports filed by Powin Mexico or claimed in writing by taxing authorities to be due by Powin Mexico for all periods through and including the Effective Date.  To the best knowledge of Powin Corporation and Powin Mexico, all tax returns and reports filed by Powin Mexico are true and correct in all material respects.  To the best of Powin Corporation's and Powin Mexico's knowledge, no governmental agency has or will have any basis for the filing of any tax lien or assessment against Powin Mexico or any asset of Powin Mexico.

2.16        Insurance Policies.  Exhibit "2.16" of this Agreement is a description of all insurance policies held by Powin Mexico concerning its business, assets, and properties.  Powin Mexico has maintained and will continue to maintain such insurance on all of its business, assets and properties through the Closing.

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2.17        Authorization and Approvals.  The Board of Directors and the shareholders of Powin Corporation and Powin Mexico have approved the transactions contemplated by this Agreement, have approved the execution and delivery of this Agreement, and have full power to authorize the consummation of this Agreement without any further corporate authorization.  No approval of any U.S. or Mexican federal, national, state, city or local authority or administrative agency is necessary to authorize the execution of this Agreement, the consummation of the Closing contemplated by this Agreement, or the sale, transfer, assignment and delivery of the Shares pursuant to this Agreement.  This Agreement is a valid and binding agreement of Powin Corporation and Powin Mexico and is binding on each of them in accordance with its terms.

2.18        Violation of Other Instruments.  Neither the execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement will result in the breach of any of the terms or provisions of, or constitute a default or any event which, with notice or lapse of time or both, would constitute a default under, the Articles of Incorporation or the Bylaws of Powin Mexico, or any lease, license, promissory note, conditional sales contract, commitment, indenture, deed of trust, instrument or the other agreement to which Powin Mexico is a party or by which its assets or properties are bound, or constitute an event which would permit any party to any such agreement to terminate or accelerate such agreement, or result in the creation or imposition of a lien, charge or encumbrance against any asset of Powin Mexico.

2.19        Interest in Creditors.  Excluding any interest in Powin Mexico, neither Powin Corporation, nor any shareholders of Powin Corporation, has any direct or indirect interest in any creditor, competitor, supplier, lessee, or customer of Powin Mexico.

2.20        Banks and Safety Deposit Boxes.  Exhibit "2.20" lists the names and addresses of all banks or financial institutions in which Powin Mexico has an account, deposit or safety deposit box.

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2.21        Minute Books.  The respective minute books of Powin Mexico accurately reflect all actions taken by its shareholders, board of directors, and committees at their respective meetings.  Powin Corporation and Powin Mexico will indemnify and hold RHC harmless from and against any third party liability or claim based upon or resulting from lack of formality or due corporate authorization of any actions taken by Powin Corporation or Powin Mexico prior to the Closing.

2.22        Retirement Benefits.  Powin Mexico has no unfunded obligations under any retirement, pension, profit sharing, or deferred compensation plan or program.

2.23        No Proxies nor Powers of Attorney.  Neither Powin Mexico nor any of its shareholders, officers, directors, or employees have given any outstanding proxy or power of attorney to any third party or other person or entity, concerning any matters affecting Powin Mexico or any of its shareholders, officers, directors, or employees.

2.24        Adequacy of Representations and Warranties.  None of the warranties and representations made by Powin Corporation or Powin Mexico in this Agreement, or in the Exhibits to this Agreement, or in the certificates furnished by Powin Corporation under this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

2.25        Survival of Representations and Warranties. All representations and warranties of Powin Corporation and Powin Mexico herein are true and correct as of the Effective Date and shall be true and correct as of the Closing Date and shall survive the Closing.

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3.           Representations and Warranties of RHC.

RHC represents and warrants to Powin Corporation as follows:

3.1          Organization and Qualification.  RHC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas.

3.2          Conflicting Agreements, Bylaws, and Charter Provisions.  Neither the execution or delivery of this Agreement, or any other document to be delivered pursuant to this Agreement, nor the fulfillment or compliance with the terms and provisions of this Agreement, will conflict with the terms, conditions, or provisions of the Articles of Organization or Operating Agreement of RHC, or any agreement or instrument to which RHC is subject, or by which its properties are bound.

3.3          Authorization and Approvals.  The Managers of RHC have approved the transactions contemplated in this Agreement and have authorized the execution and delivery of this Agreement.  No further approval or authorization will be necessary, nor will the approval of any third person, entity or governmental agency, be required for RHC to consummate this Agreement.  This Agreement is a valid and binding agreement of RHC in accordance with its terms.

3.4          Survival of Representations and Warranties. All representations and warranties of RHC made herein are true and correct as of the Effective Date and shall be true and correct as of the Closing Date and shall survive the Closing.

4.           Additional Covenants and Agreements.

In addition to the agreements set forth elsewhere in this Agreement, the parties covenant and agree as follows:

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4.1          Lease Rent.  Powin Corporation shall cause its subsidiary, Powin Pacific Properties, LLC and/or Lu Pacific Properties, LLC, to defer fifty percent (50%) of the stated monthly lease rents payable under the New Lease, for a period of six (6) months from the date of Closing.  Commencing on the first day of the thirteenth (13th) calendar month following the date of Closing, Powin Mexico shall increase the stated monthly rental payable under said Lease for a period of twelve (12) months, equal to the total amount of said six (6) month rental deferral divided by twelve (12).  This Section shall survive the Closing.

4.2          Inter-Company, Related Party and Shareholder Debt.  Subject to the terms of Section 1.6 above, at or prior to Closing, Powin Corporation, all affiliates of Powin Corporation and Powin Mexico, and any shareholders and related parties of Powin Corporation shall write off and forgive any and all inter-company or other debt owed by Powin Mexico to Powin Corporation or to any affiliates of Powin Corporation or Powin Mexico, or to any shareholders or related parties of Powin Corporation or Powin Mexico.

4.3          Access to Premises and Information.  Commencing upon the Effective Date and continuing for a period of thirty (30) days thereafter (the "Due Diligence Period"), RHC and its authorized representatives and agents shall have full access to the premises of Powin Mexico, and to all books, records, assets, properties, Contracts, liabilities, and documents of Powin Mexico, including without limitation, all Articles of Incorporation and all amendments thereto, the Bylaws of Powin Mexico and all amendments thereto, stock books, minute books, shareholder agreements, accounting records, general ledgers, bank statements, sales records, expense records, Financial Statements, income statements, balance sheets, tax returns, and leases to which Powin Mexico is a party or guarantor.  Powin Mexico shall, upon request, furnish RHC with any and all such records, documents, and information as RHC may request.  It is further acknowledged that any inquiry or investigation made by RHC independent of this Agreement shall not in any way affect, modify, or lessen the representations and warranties made by Powin Corporation or Powin Mexico in this Agreement, or the survival of such representations and warranties.  Notwithstanding anything herein to the contrary, RHC may elect by written notice to Powin Corporation, to terminate this Agreement at any time during the Due Diligence Period, for any reason whatsoever, or for no reason, and in the event of such termination, all documents, books and records of Powin Mexico in possession of RHC, including all copies thereof, shall be promptly returned to Powin Mexico, and upon such return, this Agreement shall be deemed null and void and no party to this Agreement shall have any further liability or obligation to any other party arising out of this Agreement, except for RHC's obligations under Section 4.5, Confidentiality.

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4.4          Further Assurances.  From time to time, at and after the Closing, at either party's request, without further consideration and without otherwise affecting the indemnities set forth in Sections 9.1 and 9.2, the other party shall execute and deliver, at its expense, such additional instruments and take such other action (excluding the bringing of suit), as the requesting party may reasonably require to further the purposes and intents of this Agreement.

4.5          Confidentiality.

RHC hereby agrees and acknowledges that pursuant to this Agreement, RHC will learn, have access to, receive, and obtain trade and business secrets, and other proprietary and non-public material and information, whether oral, written or otherwise, concerning the business, assets and policies of Powin Mexico (the "Confidential Information").  RHC hereby agrees that it shall treat as confidential, all such Confidential Information, and that it will not, at any time, divulge to any other person, firm, corporation, limited liability company, or other entity (other than RHC's legal advisors, accounting advisors, financial advisors, any wholly-owned subsidiary of RHC, or such subsidiary's officers, directors, and employees), any Confidential Information which it may have learned or obtained as a result of or in connection with the execution of this Agreement, or in the discharge of any obligations herein, without the express written consent of Powin Mexico. In the event that this Agreement is terminated for any reason whatsoever, RHC shall forthwith return to Powin Mexico, or its successor or assign, all such Confidential Information, and all copies thereof, including any document, computer component, computer disc or compact disc, or other object containing or reflecting any such Confidential Information.

Page 19 of 44 Pages

4.6          RHC shall have the right, effective simultaneously with the Closing, to demand letters of resignation of and from any or all members of the Powin Mexico Board of Directors, and in the event of such demand (which demand may occur at any time prior to Closing), the respective members of the Board of Directors shall submit said letters of resignation to RHC, which letters of resignation shall be effective simultaneously with the Closing.

5.           Conditions Precedent to RHC's Performance

The obligations of RHC to purchase the Shares and to perform its covenants and obligations under this Agreement are subject to the satisfaction of RHC, in its sole and absolute discretion, on or before the Closing, of each and every one of the conditions set forth in this Agreement, including, without limitation, the conditions set forth in this Section, the accuracy, validity, and performance of all representations, warranties, and covenants of Powin Corporation and Powin Mexico set forth in this Agreement and all of the Powin Mexico documents described in Section 4.3 and reviewed by RHC during the Due Diligence Period.  RHC may waive any or all of these conditions in whole or in part without prior notice.

Page 20 of 44 Pages

5.1          Inter-Company, Related Party and Shareholder Debt.  At or prior to Closing, subject to the provisions of Section 1.6 above, Powin Corporation, all affiliates of Powin Corporation and Powin Mexico, and any shareholders and related parties of Powin Corporation shall write off and forgive any and all inter-company or other debt owed by Powin Mexico to Powin Corporation or to any affiliates of Powin Corporation or Powin Mexico, or to any shareholder or related parties of Powin Corporation or Powin Mexico.

5.2          Performances by Powin Corporation.  Powin Corporation and Powin Mexico shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Closing, and all of the representations and warranties of Powin Corporation and Powin Mexico are true and correct as of the Closing Date.

5.3          Releases and Corporate Records.  The minute books, stock record books, Articles of Incorporation, Bylaws, general ledgers, and such other corporate books, records, Contracts, Financial Statements, bank statements, and all other documents, materials and information of or relating to Powin Mexico, as may have been reasonably requested by RHC, have been timely delivered to RHC prior to Closing.

5.4          Satisfaction and Approval.  RHC shall be satisfied, in its sole and absolute discretion, and shall have approved, in its sole and absolute discretion, all of the minute books, stock record books, Articles of Incorporation, Bylaws, general ledgers, and such other corporate books, records, Contracts, Financial Statements, bank statements, and all other documents, materials and information of or relating to Powin Mexico, requested or received by RHC under this Agreement.

Page 21 of 44 Pages

5.5          Opinion of Powin Corporation's Counsel.  RHC shall receive from counsel for Powin Corporation an opinion from Powin Corporation's legal counsel, dated as of the Closing, in form and substance satisfactory to RHC and its counsel, to the following effect:

A.          Powin Mexico is a corporation duly organized, valid and existing in good standing under the laws of Mexico, with full power and authority to own and lease its properties and conduct its business as is now being conducted.

B.          Powin Mexico's authorized Series A common stock consists of one hundred (100) shares of Series A common stock, par value of $500 Mexican pesos, of which one hundred (100) shares are duly and validly issued, outstanding, fully paid and non-assessable and Powin Mexico's authorized Series B common stock consists of one hundred sixty-seven thousand four hundred fifty-two (167,452) shares of Series B common stock, par value of $500 Mexican pesos, of which one hundred sixty-seven thousand four hundred fifty-two (167,452) shares are duly and validly issued, outstanding, fully paid and non-assessable.  There are no preferred stock, other classes of common stock, outstanding options, warrants, rights or debt or other securities or instruments of Powin Mexico convertible into common stock, preferred stock, or other equity of Powin Mexico.

C.          1.  Powin Corporation is the sole owner of all of the Shares, and has complete and unrestricted power to convey, sell, transfer, assign, set over and deliver the Shares to RHC, and upon such sale, conveyance, transfer, assignment and delivery of the Shares, RHC shall have good, valid and marketable title to the Shares, free and clear of all liens, privileges, pledges, encumbrances, security interests (except for the security interest in favor of Powin Corporation described in Section 1.2, above), charges, restrictions, rights of others, rights in rem, and adverse claims of every nature whatsoever.

Page 22 of 44 Pages

2.  Sandra Paula Rico Rains is the sole owner of one (1) share of Powin Mexico's Series A common stock and has complete and unrestricted power to convey, sell, transfer, assign, set over and deliver said one (1) share of Powin Mexico Series A common stock to RHC.

D.          The execution, delivery and performance of the Agreement by Powin Corporation and Powin Mexico (i) have been duly authorized by all necessary corporate action, (ii) does not violate any provision of the law or the articles of incorporation or bylaws of Powin Corporation or Powin Mexico, (iii) will not result in a breach in, or cause a default under, any indenture, agreement or instrument to which Powin Corporation or Powin Mexico is a party or is bound, and (iv) does not require approval by any U.S. or Mexican governmental or quasi-governmental authority, board, commission, department, or agency.

E.          This Agreement has been duly and validly executed and delivered by Powin Corporation and Powin Mexico and is binding and valid on each of them in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally.

F.          Except as set forth in this Agreement or in the Exhibits to this Agreement, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or threatened against or affecting Powin Mexico, its business, assets or properties.

G.          Such other matters relating to the transactions contemplated by this Agreement as may be reasonably requested by RHC.

In rendering the foregoing opinion, such counsel may, to the extent they deem such reliance proper, rely on certificates of public officials and officers of Powin Mexico and Powin Corporation.  Copies of any such certificates shall be delivered to RHC and its counsel.

Page 23 of 44 Pages

5.6          Absence of Litigation.  No action or other litigation pertaining to the transactions contemplated by this Agreement or to their consummation shall be instituted or threatened on or before the Closing.

5.7          Closing of Sandra Paula Rico Rains Stock Sale.  Sandra Paula Rico Rains shall simultaneously with the sale of the Powin Corporation shares to RHC, sell, convey, transfer and deliver her one (1) share of Powin Mexico Series A common stock registered in her name, to Rolland Safe & Lock Company, S DE RL DE CV, free and clear of any and all liens, privileges, pledges, encumbrances, security interests, charges, restrictions, rights of others, rights in rem, and adverse claims of every nature.

5.8          Other Agreements.  All other covenants, agreements, obligations and conditions of Powin Corporation and Powin Mexico under this Agreement shall have been fully, completely and timely executed or satisfied by Powin Corporation and Powin Mexico, respectively.

6.            Conditions Precedent to Powin Corporation's Performance.

The obligations of Powin Corporation to sell, convey, transfer and deliver the Shares are subject to the full, complete and timely satisfaction by RHC at or before the Closing of all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and complied with by RHC.

7.            Deliveries at Closing.

The following actions shall take place at the Closing, all of which shall be deemed to be delivered simultaneously:

7.1          Documents Delivered by Powin Corporation.  On the Closing Date and at the Closing,

Page 24 of 44 Pages

A.          Powin Corporation shall deliver or cause to be delivered to RHC, the following instruments:

(i)          Stock Certificates duly endorsed in blank, for transfer on the stock record books of Powin Mexico, representing all of the Shares as provided in Section 1.4, free and clear of all liens, privileges, pledges, encumbrances, security interests (except for the security interest in favor of Powin Corporation, described in Section 1.2, above), charges, restrictions, rights of others, rights in rem, and adverse claims of every nature whatsoever;

(ii)          Original resolution of the Board of Directors of Powin Corporation, as a shareholder of Powin Mexico, authorizing the sale of the Shares to RHC, and authorizing, ratifying and confirming all acts and actions of Powin Corporation taken and performed in connection with the transactions contemplated herein;

(iii)          Original resolution of the Board of Directors of Powin Mexico, approving the sale of the Shares to RHC and authorizing, ratifying and confirming all acts and actions of Powin Mexico in connection with the transactions contemplated herein;

(iv)          The opinion of counsel referred to in Section 5.5;

(v)          Letters of resignation of any and all members of the Powin Mexico Board of Directors, as may be requested by RHC;

(vi)          The New Lease fully executed by Powin Pacific Properties, LLC and Powin Mexico; and

(vii)          Such other documents and certificates as RHC may reasonably request in order to consummate, execute, perform and confirm the transactions contemplated herein.

B.          1.          RHC shall deliver or cause to be delivered to Powin Corporation, the following:

Page 25 of 44 Pages

(a)          $99,000.00 cash;

(b)          the Short Term Note; and

(c)          the Balance Note.

(d)          the personal guaranty of the Short Term Note and Balance Note, by Richard A. Rolland;

(e)          any amounts due from Powin Mexico to Powin Corporation, as set forth in Section 1.5, above; and

(f)          a security interest in the Shares.

8.            Survival of Representations, Warranties and Indemnification.

All statements contained in any exhibit, document, certificate, or other instrument delivered by or on behalf of any party to this Agreement, or in connection with the transactions contemplated by this Agreement, shall also be deemed to be representations and warranties made pursuant to this Agreement, but limited as specifically provided by the terms hereof.  All representations and warranties shall survive the Closing.

9.            Post-Closing Covenants and Agreements.

Page 26 of 44 Pages

9.1          Indemnification by Powin Corporation.  Powin Corporation shall indemnify, defend and hold RHC, its members, managers, and employees and Powin Mexico (collectively, the "Indemnitees") harmless from and against any and all claims, demands, losses, expenses, costs, obligations, damages, judgments, liabilities, including interest, penalties, and reasonable attorneys' fees and costs, which any or all of them may incur, suffer or sustain, arising or resulting from, or relating to (a) any breach of or failure by Powin Corporation or Powin Mexico to perform any of their respective representations, warranties, obligations, covenants or agreements under this Agreement or in any Exhibit to this Agreement, (b) any and all liabilities, claims, and expenses of Powin Mexico accruing or occurring prior to the Closing date, and not otherwise accrued on the Powin Mexico balance sheet dated July 31, 2016, and (c) any debt owed by Powin Mexico to Powin Corporation, any affiliates of Powin Corporation or Powin Mexico, or to any shareholders or related parties of Powin Corporation or Powin Mexico. Without limitation of the foregoing, Powin Corporation shall indemnify, defend and hold harmless each and all of the Indemnitees from and against any and all claims, demands, losses, liabilities, causes of action, judgments, costs and expenses, including attorneys' fees, costs and expenses suffered or incurred by or asserted against any or all of the Indemnitees arising out of, related to, or connected with (d) any negligent, intentional, or inaccurate accounting for any revenues, expenses, income, losses, taxes, interest, penalties, sales, or purchase transactions or events by Powin Corporation or Powin Mexico occurring or accruing in whole or in part prior to August 9, 2016, (e) the negligent or intentional failure to correctly account for or report on any tax return or financial statement or in any Powin Mexico books and records, any receipts, acquisitions, purchases, exchanges, transfers, or sales of any inventory, fixtures, equipment, or other assets of Powin Mexico occurring or accruing in whole or in part prior to August 9, 2016, (f) the negligent, intentional, or inaccurate accounting for or failure to account for or record any taxes, interest, penalties, or other charges occurring or accruing in whole or in part prior to August 9, 2016, (g) the negligent or intentional failure to pay any taxes, interest, penalties or other charges due, owing, occurring or accruing in whole or in part prior to August 9, 2016, (h) any governmental, quasi-governmental or other audit, review, or investigation of any accounting, financial, tax, shareholder, or other books, records, reports or statements of Powin Mexico regarding any transactions, events, business, acts, actions, sales, revenues, exchanges, transfers, receipts, disbursements, expenses, expenditures or payments made, taken, entered into, or consummated, or which should have been made, taken, entered into, or consummated in whole or in part prior to August 9, 2016, or (i) the termination of or cessation of employment of any Powin Mexico employees, for any reason whatsoever, prior to August 9, 2016. The obligations of Powin Corporation in this Section 9.1 shall survive for a period of five (5) years following the Closing.

Page 27 of 44 Pages

9.2          Indemnification by RHC.  RHC shall indemnify, defend and hold Powin Corporation harmless from and against any and all claims, demands, losses, expenses, costs, obligations, damages, judgments, liabilities, including interest, penalties and reasonable attorneys' fees and costs, which it may incur, suffer or sustain arising or resulting from or relating to any breach of, or failure by RHC to perform, any of RHC's representations, warranties, obligations, covenants or agreements under this Agreement.  The obligations of RHC in this Section 9.2 shall survive for a period of five (5) years from the Closing.

9.3          RHC's Procedure.  RHC shall promptly and timely notify Powin Corporation in writing of the existence of any claim, liability, suit, demand, or other matter to which RHC claims Powin Corporation's indemnification obligations apply, including in such notice reasonable specificity as to the nature and amount of RHC's claim under such indemnification, and shall give Powin Corporation a reasonable opportunity to defend (including the right to compromise, adjust or settle) the same at its own expense, with counsel of its own selection; provided RHC, at all times, has the right to participate fully in the defense.  If, within thirty (30) days or such lesser period of time after written notice as is specified in such notice and is reasonable under the circumstances, Powin Corporation fails to defend, RHC shall have the right, but not the obligation to undertake the defense of, and compromise or settle, the claim or other matters on behalf of, and for the account, expense, and at the risk of Powin Corporation, if Powin Corporation would have the responsibility to indemnify under this Section.  If the claim is one that cannot by its nature be defended solely by Powin Corporation without the assistance of RHC, RHC shall make available all information and assistance (at Powin Corporation's expense) that it may reasonably request.

Page 28 of 44 Pages

9.4          Powin Corporation's Procedure.  Powin Corporation shall promptly and timely notify RHC in writing of the existence of any claim, liability, suit, demand, or other matter to which Powin Corporation claims RHC's indemnification obligations apply, including in such notice reasonably specificity as to the amount and nature of Powin Corporation's claim under RHC's indemnification, and shall give RHC a reasonable opportunity to defend (including the right to compromise, adjust or settle) the same at its own expense, with counsel of its own selection; provided Powin Corporation, at all times, shall have the right to participate fully in the defense.  If, within thirty (30) days or such lesser period of time after written notice as is specified in such notice and is reasonable under the circumstances, RHC fails to defend, Powin Corporation shall have the right, but not the obligation, to undertake the defense of, and compromise or settle the claim or other matters on behalf of, and for the account, expense, and at the risk of RHC, if RHC has the responsibility to indemnify under this Section.  If the claim is one that cannot by its nature be defended solely by RHC without the assistance of Powin Corporation, Powin Corporation shall make available all information and assistance (at RHC's expense) that RHC may reasonably request.

9.5          Additional Documents.  Each party shall, upon the request of any other party, execute and deliver any and all such other documents, at the expense of the requesting party, as may be necessary or appropriate to confirm the validity and accuracy of any or all transactional documents contemplated hereby or as may be necessary or appropriate for the transactions contemplated hereby to comply with the laws of Mexico or any federal or state laws of the United States of America.

Page 29 of 44 Pages

10.          Arbitration.          Any controversy or claim arising out of or in connection with this Agreement or any breach of this Agreement or default under this Agreement shall be settled by binding arbitration in the City of Dallas, Texas, in accordance with the rules of the American Arbitration Association, and, judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Such arbitration shall be conducted by a panel of arbitrators, one (1) of which shall be selected by RHC, one (1) shall be selected by Powin Corporation, and the third (3rd) shall be selected by the two (2) other arbitrators.  Each party shall bear the cost of the arbitrator selected by them, and the cost of the third (3rd) arbitrator and the arbitration shall be split equally among the parties to the arbitration.

11.          Miscellaneous.

11.1        Right to Cure.  In the event that any party to this Agreement has committed any breach or default of any of the provisions of this Agreement, the party asserting such claim (the "Claimant") shall give notice thereof to the party against whom such claim is asserted (the "Respondent") and the Respondent shall have ten (10) days from the giving of such notice within which to cure or remedy the claim, breach or default, and the Claimant shall take no further action against Respondent until the expiration of such ten (10) day period and such claim has not been cured or remedied within such ten (10) day period.

11.2        No Broker.  Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finders' fee in connection with any of these transactions.

Page 30 of 44 Pages

11.3        Each Party Pays Own Costs.  Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

11.4        Headings.  The subject headings of the Sections and subparagraphs of this Agreement are included for the purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

11.5        Entire Agreement.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

11.6        Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same Agreement.

11.7        No Third Party Beneficiaries.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

Page 31 of 44 Pages

11.8        Successors and Assigns.  This Agreement shall be binding on, and shall inure to the benefit of, the parties of it and their respective successors and assigns.  RHC may assign all of its right, title and interest under this Agreement to a wholly-owned subsidiary corporation of RHC and, in such event, RHC shall thereupon be relieved of any and all of its obligations or duties under this Agreement.

11.9.       Legal Expenses.  If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action or proceeding or any appeal therefrom, in addition to any other relief to which it may be entitled.

11.10      Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally, or on the third (3rd) day after mailing if mailed to a party to whom notice is to be given, registered or certified mail, postage prepaid, and properly addressed to RHC, Powin Corporation or Powin Mexico as set forth below:

RHC:

Rolland Holding Company, LLC
3140 Towerwood Drive
Dallas, TX   75234

with a copy to:

Edmond C. Haasé, III
3300 Energy Centre
1100 Poydras Street
New Orleans, LA   70163-3300

Page 32 of 44 Pages

Powin Corporation:

Powin Corporation
20550 SW 115th Avenue
Tualatin, OR  97062

Powin Mexico:

Powin Industries, SA de CV
653 Col. Genaro Vazquez
Saltillo Coahuila, Mexico

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth below.

11.11          Louisiana Law.  This Agreement shall be construed in accordance with, and governed by the laws of the State of Louisiana.

Executed on the date set forth below, but effective as of the Effective Date first set forth above.

WITNESSES:	ROLLAND HOLDING COMPANY, LLC

BY:/s/ Richard A. Rollans
RICHARD A. ROLLAND, its
(Print Name of Witness)	duly authorized Manager

Date: October 3, 2016

(Print Name of Witness)

POWIN CORPORATION

BY:/s/ Joseph Lu
JOSEPH LU,
(Print Name of Witness)	its duly authorized Chairman

Date: October 1, 2016

(Print Name of Witness)

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Page 33 of 44 Pages

POWIN INDUSTRIES, SA de CV

BY: /s/ Jorge Orozco
JORGE OROZCO,
(Print Name of Witness)	its duly authorized legal
representative

Date: September 28, 2016

(Print Name of Witness)

Page 34 of 44 Pages

A C K N O W L E D G M E N T

STATE OF TEXAS

COUNTY OF DALLAS

BEFORE ME,  Gicela Gonzalez a Notary in and for the said state and county, this day personally appeared:

RICHARD A. ROLLAND

appearing herein in his capacity as a Manager of Rolland Holding Company, LLC to me personally known to be the identical person whose name is subscribed to the foregoing instrument as representing Rolland Holding Company, LLC, and acknowledged to me in the presence of the undersigned witnesses that he executed the same on the date hereof on behalf of said company, and that it was executed for the uses, purposes and considerations therein expressed by authority of the Managers of said company, as the free act and deed of said company.

IN WITNESS WHEREOF, I have hereunto signed this acknowledgement with the said appearer and the two competent witnesses at Dallas, Texas on the  3rd day of October, 2016, after due reading of the whole.

WITNESSES:

/s/ Richard A. Rolland
RICHARD A. ROLLAND
(Print Name of Witness)

(Print Name of Witness)

Gicela Gonzalez
NOTARY PUBLIC

(Print Name of Notary and Bar Roll/Notary No.)

*Note:  The Notary Public may not also
act as a witness to this document.

Page 35 of 44 Pages

A C K N O W L E D G M E N T

STATE OF OREGON

COUNTY OF WASHINGTON

BEFORE ME, Samantha  Bourbonnais,, a Notary in and for the said state and county, this day personally appeared:

JOSEPH LU

appearing herein in his capacity as a  Chairman of Powin Corporation to me personally known to be the identical person whose name is subscribed to the foregoing instrument as representing Powin Corporation, and acknowledged to me in the presence of the undersigned witnesses that he executed the same on the date hereof on behalf of said corporation, and that it was executed for the uses, purposes and considerations therein expressed by authority of the Board of Directors of said corporation, as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto signed this acknowledgement with the said appearer and the two competent witnesses at Tualatin, Oregon on the 3rd day of October, 2016, after due reading of the whole.

WITNESSES:

/s/ Joseph Lu
JOSEPH LU
(Print Name of Witness)

(Print Name of Witness)

/s/ Samantha Bourbonnais
NOTARY PUBLIC

(Print Name of Notary and Bar Roll/Notary No.)

*Note:  The Notary Public may not also
act as a witness to this document.

Page 36 of 44 Pages

A C K N O W L E D G M E N T

STATE OF COAHUILA

COUNTY OF  SALTILLO

BEFORE ME, Rodrigo Fernando Orozco Aquirre, a Notary in and for the said state and county, this day personally appeared:

JORGE OROZCO

appearing herein in his capacity as a legal representative of Powin Industries, SA de CV to me personally known to be the identical person whose name is subscribed to the foregoing instrument as representing Powin Industries, SA de CV, and acknowledged to me in the presence of the undersigned witnesses that he executed the same on the date hereof on behalf of said corporation, and that it was executed for the uses, purposes and considerations therein expressed by authority of the Board of Directors of said corporation, as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto signed this acknowledgement with the said appearer and the two competent witnesses at Saltillo, Coahuila on the 28th day of September, 2016, after due reading of the whole.

WITNESSES:

/s/ Jorge Orozco
JORGE OROZCO
(Print Name of Witness)

(Print Name of Witness)

Rodrigo Fernando Orozco Aquirre
NOTARY PUBLIC

(Print Name of Notary and Bar Roll/Notary No.)

*Note:  The Notary Public may not also
act as a witness to this document.

Page 37 of 44 Pages

EXHIBIT 2.2

Powin Mexico Articles of Incorporation, as amended to date,

the Stock Record Book, current to date, and

Powin Mexico Bylaws, as amended to date

Page 38 of 44 Pages

EXHIBIT 2.4

Financial Statements of Powin Mexico

Page 39 of 44 Pages

EXHIBIT 2.6

Changes since July 31, 2016

NONE

Page 40 of 44 Pages

EXHIBIT 2.12

Licenses, Tradenames, Trademarks, Service Marks

and Copyrights of Powin Mexico

Page 41 of 44 Pages

EXHIBIT 2.14

Contracts, Agreements, Commitment and Understandings

of Powin Mexico

Page 42 of 44 Pages

EXHIBIT 2.16

Insurance Policies of Powin Mexico

Page 43 of 44 Pages

EXHIBIT 2.20

Banks and Financial Institutions of Powin Mexico

Page 44 of 44 Pages